Exhibit (j)(1)

Cohen & Co.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 1, 2021, relating to the financial statements and financial highlights of PartnerSelect Equity Fund (formerly known as Litman Gregory Masters Equity Fund), PartnerSelect International Fund (formerly known as Litman Gregory Masters International Fund), PartnerSelect Alternative Strategies Fund (formerly known as Litman Gregory Masters Alternative Strategies Fund), PartnerSelect High Income Alternatives Fund (formerly known as Litman Gregory Masters High Income Alternatives Fund), Partner Select SBH Focused Small Value Fund and PartnerSelect Oldfield International Value Fund, each a series of Litman Gregory Funds Trust, for the year or period ended December 31, 2020, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “General Information” and “Financial Statements” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

April 26, 2021